SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT

                         Commission File Number 0-3578

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report:  August 7, 1995



                       Piedmont Management Company Inc.
            (Exact name of registrant as specified in its charter)



                    Delaware                               13-2612123
  (State or other jurisdiction of corporation            (IRS Employer
                or organization)                     Identification Number)



                      80 Maiden Lane, New York, N.Y.
                                   10038
                   (Address principal executive offices)
                                (Zip Code)



    Registrant's telephone number, including area code: (212) 363-4650


                   INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events. On August 7, 1995, the Registrant entered into an Agreement and Plan of Merger (the "Merger Agreement") with Chartwell Re Corporation ("Chartwell"), pursuant to which the Registrant agreed to merge (the "Merger") with and into Chartwell, with Chartwell being the surviving corporation. Following the Merger, The Reinsurance Corporation of New York, the Registrant's principal reinsurance underwriting subsidiary ("RECO"), will become a subsidiary of Chartwell Reinsurance Company, the reinsurance underwriting subsidiary of Chartwell.

         In the Merger, holders of common and preferred stock of the Registrant will receive newly-issued shares of common stock of Chartwell representing approximately 45.25% of the outstanding common stock of the combined entity. Chartwell intends to seek a stock exchange listing of its common stock effective upon the closing of the Merger.

         Prior to the Merger, Lexington Management Corporation (combined with the Registrant's other asset management operations) will be spun-off to the Registrant's stockholders in a tax-free transaction. Also prior to the Merger, stockholders of the Registrant will receive a dividend of contingent interest notes of the Registrant. The notes, which will mature on June 30, 2006 unless previously redeemed, will not pay any interest to holders until maturity. The notes will provide for payment of up to $57.0 million to holders at maturity, substantially depending on the results, particularly loss reserve development, over time of RECO's previously written business. The notes may be settled at maturity in registered common stock. The notes will be assumed by Chartwell in the Merger. A form of the indenture under which the notes will be issued is an exhibit to the Merger Agreement, which is filed as an exhibit to this Report.

         The combined entity will be managed by Chartwell's current management team. Four members of the Registrant's existing Board of Directors will become directors of Chartwell upon the Merger. Pursuant to the Merger Agreement, the Registrant would increase RECO's reserves for losses incurred but not reported in respect of its existing business by $25.0 million prior to closing.

         The Merger is subject to the consent of the Registrant's and Chartwell's stockholders, the consent of the holders of Chartwell's 10-1/4% Senior Notes due 2004, bank and regulatory approval and certain other conditions. The Merger is expected to be consummated in the fourth quarter of 1995.


Item 7.        Financial Statements, Pro Forma Financial Information and
Exhibits

        Exhibit 1: Agreement and Plan of Merger dated as of August 7, 1995 between Piedmont Management Company Inc. and Chartwell Re Corporation.


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly organized.


                                 PIEDMONT MANAGEMENT COMPANY INC.
                                       (Registrant)




                                 /S/ PETER J. PALENZONA
                                 _________________________________________
                                 Peter J. Palenzona, Senior Vice President
                                 Finance and Administration
                                 (Chief Financial Officer)





Date:  August 10, 1995